Exhibit 24.2

                             POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary E. Costley, William L. Trubeck and Frank W. Bonvino, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of 250,000 shares of Common Stock of International Multifoods Corporation pursuant to the Stock Purchase Plan of Robin Hood Multifoods Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 18th day of August, 1997, by the following persons:

Signature                           Title




/s/ Robert Morgan                   Member of the Savings Committee
Robert Morgan                         of the Stock Purchase Plan of
                                      Robin Hood Multifoods Inc.


/s/ Allan Turner                   Member of the Savings Committee
Allan Turner                         of the Stock Purchase Plan of
                                     Robin Hood Multifoods Inc.


/s/ Donald H. Twiner               Member of the Savings Committee
Donald H. Twiner                     of the Stock Purchase Plan of
                                     Robin Hood Multifoods Inc.


/s/ Douglas Wolfe                  Member of the Savings Committee
Douglas Wolfe                        of the Stock Purchase Plan of
                                     Robin Hood Multifoods Inc.